SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K
        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



                Date of Report: October 27, 1998


                ENGINEERING MEASUREMENTS COMPANY
     (Exact name of registrant as specified in its charter)


         Colorado                 0-9880            84-0572936
(State or other jurisdiction (Commission File  (I.R.S. Employer
     of incorporation)          Number)       Identification No.)

                      600 Diagonal Highway
                    Longmont, Colorado 80501
  (Address, including zip code, of principal executive offices)


                         (303) 651-0550
                 (Registrant's telephone number,
                      including area code)

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Item 5.   Other Events

      On October 12, 1998, the Board of Directors of the Issuer announced the approval of a 25% dividend to be issued to all shareholders of record as of October 16, 1998.

Item 7.   Financial Statements and Exhibits

(c)  Exhibits

          Exhibit No.         Description

          99                Press Release dated October 12, 1998




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     DATED, this 27th day of October, 1998.


               ENGINEERING MEASUREMENTS COMPANY


                              By:  /s/ Charles E. Miller
                                    Charles E. Miller
                                    President
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Exhibit 99         Press Release



October 12, 1998



ENGINEERING MEASUREMENTS COMPANY
(NASDAQ: EMCO)

STOCK DIVIDEND
Corporate Contact:  Charles E. Miller
                    (303) 651-0550


The Board of Directors announced today that a 25% stock dividend will be issued to all shareholders of record as of October 16, 1998. In making the announcement, Chuck Miller, Chairman /CEO, noted that the dividend is being made to increase the market liquidity of its stock.

In a separate development, the company announced today that its newly developed MACH-ONE mass flow controller (MFC) has been released for beta testing_product testing conducted by interested customers. The company's MACH-ONE controller was first placed in beta test on September 25, 1998, and is expected to continue for an additional 3 to 5 months.

MFC products are used extensively throughout the semiconductor industry, according to Mr. Miller, and are essential to the manufacture of all semiconductor products. Product release is presently scheduled for March 1999.
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